UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
February 7, 2018

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38095 (Commission File Number)	46-2393770 (IRS Employer Identification No.)

222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, the Board of Directors (the “Board”) of Gardner Denver Holdings, Inc. (the “Company”) elected John Humphrey to the Board, effective the same day, as a Class II director with an initial term expiring at the Company’s annual meeting of stockholders in 2019. The Board affirmatively determined that Mr. Humphrey, who will succeed Peter M. Stavros (who will continue as Chairman of the Board) as a member of the Audit Committee of the Board effective February 7, 2018, qualifies as an independent director under the New York Stock Exchange’s corporate governance rules for listed companies, including with respect to audit committee service. The Board also determined that Mr. Humphrey is independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Humphrey, 52, retired in 2017 from Roper Technologies, a company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. At Roper, he served from 2011 to 2017, as Executive Vice President and Chief Financial Officer, and from 2006 to 2011, as Vice President and Chief Financial Officer. Prior to joining Roper, Mr. Humphrey spent 12 years with Honeywell International, Inc. and its predecessor company, AlliedSignal, in a variety of financial leadership positions. He is a member of the Board of Directors of EnPro Industries, Inc. and received a B.S. in Industrial Engineering from Purdue University and an M.B.A. from the University of Michigan.

For his service as a director, Mr. Humphrey will be entitled to receive an annual cash retainer of $75,000, payable quarterly in arrears (prorated for any portion of a calendar quarter in which he commences or terminates his service), and an equity award having a fair market value of $125,000, payable annually in restricted stock, which vests on the anniversary of the grant date. Mr. Humphrey’s initial equity award will be granted effective in February 2018.

There are no arrangements or understandings between Mr. Humphrey and any other person pursuant to which he was elected as a director. Mr. Humphrey does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 13, 2018, the Company issued a press release announcing the election of Mr. Humphrey to the Board. A copy of this press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Gardner Denver Holdings, Inc. dated February 13, 2018.

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Gardner Denver Holdings, Inc. dated February 13, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Gardner Denver Holdings, Inc.

Date: February 13, 2018	By:	/s/ Andrew Schiesl
	Name:	Andrew Schiesl
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary